NEW YORK LIFE

Application For Individual Modified Single Premium Deferred Variable Annuity
New York Life Income Plus Variable Annuity II
To New York Life Insurance and Annuity Corporation (NYLIAC) (A Delaware Corporation)
Executive Office: 51 Madison Avenue, New York, NY 10010 **Home Office:** 200 Continental Drive, Suite 306, Newark, DE 19713

Mailing Address: DO NOT MAIL application to either address above. See application instructions for appropriate mailing address.
Variable Account Annuity Commencement Date At Age 90

Please print or type

Section 1 — OWNER
Proof of Age Required

☐ Individual ☐ Guardianship ☐ Trust ☐ Corporation ☐ Grantor Trust ☐ Partnership ☐ Other:		☐ Mr. ☐ Mrs. ☐ Ms. ☐ Miss ☐ Rev. ☐ Dr.	☐ Male ☐ Female
First Name or Trust/Corporation Name	Middle	Last Name	Suffix

Mailing Address (If mailing address is different from residence address or is a P.O. Box, provide residence address below.)

Street of P.O. Box	City	State	Zip Code

Residence Address

Street	City	State	Zip Code

Country of Citizenship (Use Section 9 for additional space.) ☐ U.S. ☐ Other, Country Name:	If you checked "Other" under Country of Citizenship, are you a U.S. Resident Alien? ☐ Yes ☐ No	Social Security/Tax I.D. Number
Date of Birth (mm/dd/yyyy)	Date of Trust and State	Relationship to Annuitant ☐ Self ☐ Other:
Daytime Telephone Number	Evening Telephone Number	E-Mail Address

eDelivery Acknowledgement

By entering an e-mail address above, I am agreeing to be contacted by New York Life to receive a link to sign-up for e-mail delivery (eDelivery) of any or all of the following: Prospectuses, Annual Reports, Semi-Annual Reports, Quarterly Policy Summaries, Consolidated Statements, and Tax Forms for all accounts registered under my Social Security/Tax Identification Number. I understand that, once I agree to eDelivery, an e-mail will be sent to me when any of the documents are available on the New York life website – www.newyorklife.com. I understand that I may change my e-mail address or mail preferences by logging into my account at www.newyorklife.com. I understand that if New York Life cannot obtain a valid e-mail address, the documents will be delivered to me by U.S. mail.

Section 2 — JOINT OWNER
Available for Non-Qualified Policy Types only. Joint Owners must be Joint Annuitants and Spouses, and "Surviving Spouse" should be designated as the sole primary Beneficiary.
See Section 4 – Joint Annuitants.

☐ Mr. ☐ Mrs. ☐ Ms. ☐ Miss ☐ Rev. ☐ Dr.		☐ Male ☐ Female	
First Name	Middle	Last Name	Suffix

Mailing Address (If mailing address is different from residence address or is a P.O. Box, provide residence address below.)

Street or P.O. Box	City	State	Zip Code

Residence Address

Street	City	State	Zip Code

Country of Citizenship (Use Section 9 for additional space.) ☐ U.S. ☐ Other, Country Name:	If you checked "Other" under Country of Citizenship, are you a U.S. Resident Alien? ☐ Yes ☐ No	Social Security/Tax I.D. Number
Date of Birth (mm/dd/yyyy)	E-Mail Address	
Daytime Telephone Number	Evening Telephone Number	

Section 3	**ANNUITANT** The Annuitant is the Owner, unless the Policy is owned by a non-living entity, e.g., a trust. If other than Owner, complete below.

☐ Male ☐ Female	Date of Birth (mm/dd/yyyy) **Proof of Age Required**		
First Name	Middle	Last Name	Suffix

Residence Address (Required)

Street	City	State	Zip Code

Country of Citizenship ☐ U.S. ☐ Other, Country Name:		Social Security Number
Daytime Telephone Number	Evening Telephone Number	E-Mail Address

Section 4	**JOINT ANNUITANT** Complete for Joint Life Annuities with only one Owner designated.

Joint Annuitants <u>must</u> be Spouses. If only one Owner is designated, the Joint Annuitant should be designated as the sole primary Beneficiary. See Section 5 – Note for Spousal Continuance.

☐ Male ☐ Female	Date of Birth (mm/dd/yyyy) **Proof of Age Required**		
First Name	Middle	Last Name	Suffix

Residence Address ***(Required)***

Street	City	State	Zip Code

Country of Citizenship ☐ U.S. ☐ Other, Country Name:		Social Security Number
Daytime Telephone Number	Evening Telephone Number	E-Mail Address

Section 5	**BENEFICIARY(IES)** Note: Primary and Contingent Beneficiary designations must each total 100%. If no percentage(s) is/are provided, the benefits will be divided equally. Use Section 9 for additional Beneficiary designations. To provide for a per stirpes Beneficiary designation, write "Per Stirpes" next to each applicable Beneficiary's name. See instructions in the application kit for further details. If Beneficiary is a minor, also complete the UTMA/UGMA fields below.

Note for Spousal Continuance: To allow a Spouse to continue the Policy when an Owner dies prior to the Variable Account Annuity Commencement Date, please note the following. This may not apply if ownership is subsequently changed, or if you decline the Beneficiary designation below.

Policy with one Owner and one Annuitant

- If there is only one Owner and one Annuitant, the Owner's Spouse must be designated as the **<u>sole primary Beneficiary</u>** to allow the Policy to continue after the death of the Owner.

Policy with Joint Annuitants*

- If there are Joint Owners, "Surviving Spouse" must be designated as the **<u>sole primary Beneficiary</u>** to allow the Policy to continue after the death of either Owner.
- If there is only one Owner, the Joint Annuitant designated in Section 4 must be designated as the **<u>sole primary Beneficiary</u>** to allow the Policy to continue after the death of the Owner.

  <u>IMPORTANT:</u> *Unless the box below is checked, "Surviving Spouse" or the Joint Annuitant (as applicable) is automatically designated as the* ***<u>sole primary Beneficiary</u>*** *of this Policy.*

**Joint Annuitants must be Spouses.*

☐ I/We **<u>decline the applicable Beneficiary designation shown above</u>** and instead designate the person(s)/entity named below. I/We understand that as a result of this designation, the Policy will end at any Owner's death prior to the Variable Account Annuity Commencement Date.

PRIMARY Beneficiary's Full Name/Entity Name		Date of Birth (mm/dd/yyyy)	Social Security/ Tax I.D. Number	Percentage %	Relationship To Owner
Address: Street	City	State	Zip Code	Telephone Number	

PRIMARY Beneficiary's Full Name/Entity Name	Date of Birth (mm/dd/yyyy)	Social Security/ Tax I.D. Number	Percentage %	Relationship To Owner
Address: Street City	State	Zip Code	Telephone Number	

CONTINGENT Beneficiary's Full Name/Entity Name	Date of Birth (mm/dd/yyyy)	Social Security/ Tax I.D. Number	Percentage %	Relationship To Owner
Address: Street City	State	Zip Code	Telephone Number	

CONTINGENT Beneficiary's Full Name/Entity Name	Date of Birth (mm/dd/yyyy)	Social Security/ Tax I.D. Number	Percentage %	Relationship To Owner
Address: Street City	State	Zip Code	Telephone Number	

Uniform Transfers/Gifts to Minors (UTMA/UGMA) - Complete for a Beneficiary who is a minor.

Custodian Name, Address & Telephone Number	
Name of Minor	State Where UTMA/UGMA Was Established

Custodian Name, Address & Telephone Number	
Name of Minor	State Where UTMA/UGMA Was Established

Section 6 ANNUITY PREMIUM AMOUNT

Premium Amount: $ ____________________

(Indicate total estimated amount including cash with application and anticipated transfer/exchange amount. If paying by check, make payable to NYLIAC.)

Section 7 ANNUITY POLICY TYPE

Choose one Policy Type and complete the appropriate section and, if applicable, the appropriate transfer/exchange form.

☐ **Non-Qualified**	Is this a 1035 Exchange? ☐ Yes ☐ No			
☐ **Traditional IRA** ☐ **Roth IRA**	Current Year Contribution $ ___________ Year _____	Prior Year Contribution $ _________ Year ______	☐ Transfer $ ___________	☐ Rollover $ ___________

Section 8 INCOME INFORMATION

Applies to the Guaranteed Future Income Benefit (GFIB)
Please read the GFIB Disclosure Statement in Section 10.

A. GFIB PAYMENT COMMENCEMENT DATE	**Please select a GFIB Payment Commencement Date: ____________(mm/dd/yyyy).** The minimum deferral period is two (2) years from the Application Signed Date. The maximum deferral period is forty (40) years from the Application Signed Date. **GFIB Payments must begin by the Annuitant's (oldest Joint Annuitant's, if applicable) Age 85 for Non-Qualified and Roth IRA Plans and by April 1st of the year following the year that the IRA Owner turns Age 70½ for Traditional IRA Plans.**
B. FREQUENCY OF GFIB PAYMENTS	Choose ONE: ☐ Monthly ☐ Quarterly ☐ Semi-Annually ☐ Annually
C. GFIB PAYMENT	**LIFE WITH CASH REFUND:** Provides income payments, guaranteed for the life of the Annuitant, beginning on the GFIB Payment Commencement Date. At the death of the Annuitant(s) a death benefit may be payable; see Policy for details.

D. PAYEE(S)	Check one: ☐ Owner ☐ Annuitant ☐ Other (If other than Owner or Annuitant, complete below)			
	Percentage: _____% **NOTE: If more than one Payee, list information for each additional Payee in Section 9 and indicate percentage of distribution for each. If no percentage(s) is/are provided, the payment will be divided equally. PERCENTAGES FOR ALL PAYEES MUST TOTAL 100%.**			
	First Name	Middle	Last Name	Suffix
	Country of Citizenship: ☐ U.S. ☐ Other, Country Name:		Social Security/Tax I.D. Number	
	Daytime Telephone Number		Evening Telephone Number	
	Mailing Address (Required)			
	Street	City	State	Zip Code

Section 9	ADDITIONAL INFORMATION Attach a separate sheet if additional space is needed.

Section 10	FRAUD AND DISCLOSURE STATEMENTS

FRAUD WARNING:
Any person who knowingly presents a false statement in an application for insurance may be guilty of a criminal offense and subject to penalties under state law.

GUARANTEED FUTURE INCOME BENEFIT (GFIB) DISCLOSURE:

The GFIB provides for a guaranteed amount of lifetime income, in the form of periodic fixed guaranteed minimum income payments (GFIB Payments), to be paid to you beginning on the GFIB Payment Commencement Date you have chosen. In order to guarantee the income to you, a significant portion of your Variable Accumulation Value will be used to purchase the GFIB Payments over time, while the Policy is in the accumulation phase. These purchases are called Automatic Income Benefit Purchases and will only be processed on a quarterly basis.

If the remaining Accumulation Value in your Variable Account at the time of the final Automatic Income Benefit Purchase before the GFIB Payment Commencement Date is insufficient to fully fund your GFIB Payments, NYLIAC will nevertheless ensure that your guaranteed lifetime income benefit is paid to you.

Amounts used to fund your GFIB through Automatic Income Benefit Purchases are determined by a non-discretionary mathematical formula that, among other things, compares the current investment performance of the underlying Investment Divisions and prevailing interest rates with past Investment Division performance and interest rates, and considers previously made Automatic and/or Discretionary Income Benefit Purchases (as described below). The formula increases the likelihood that your GFIB will be fully funded by the GFIB Payment Commencement Date. This formula cannot be changed after the Policy is issued.

Automatic Income Benefit Purchases are limited per quarter to 10% of your Policy's Variable Accumulation Value on the first Business Day of the previous Policy quarter, except for the final Automatic Income Benefit Purchase made up to 20 Business Days before the GFIB Payment Commencement Date which has no limitation as to dollar amount.

Generally, Automatic Income Benefit Purchases will take place when:

- **the GFIB Payment Commencement Date approaches, or**
- **the investment performance of the underlying Investment Divisions declines, or**
- **interest rates decline to levels lower than they were on the Policy purchase date.**

The New York Life Income Plus Variable Annuity II also allows you the flexibility to make Discretionary Income Benefit Purchases. Discretionary Income Benefit Purchases made before your GFIB is fully funded may reduce the likelihood that we will need to make Automatic Income Benefit Purchases. Discretionary Income Benefit Purchases made once your GFIB is fully funded, purchase additional guaranteed income. These purchases can be made at any time after the first Policy quarter and up to 20 Business Days before the GFIB Payment Commencement Date. Any portion of your Variable Accumulation Value used to fund your payments under the GFIB will not be able to participate in the investment experience of the Separate Account.

Once a portion of your Variable Accumulation Value is used to purchase your GFIB Payments, it is no longer available to you on a full or partial surrender of your Policy. Each Discretionary Income Benefit Purchase, as well as the final Automatic Income Benefit Purchase, has a 5-day Right to Return period. In addition, once GFIB Payments begin, the death benefit payable will, in many cases, be less than the premiums paid into the Policy. If the Policy continues at the death of the Owner during the GFIB deferral stage through spousal continuance, any amounts used to make GFIB Payments will be returned to the Investment Divisions without any accrued interest.

Partial Withdrawals and/or annuitization of your Accumulation Value before the GFIB Payment Commencement Date will, in many cases, lower your future GFIB Payments; however, they will not impact the portion of GFIB Payments that you have already funded. If you fully surrender your Policy before the GFIB Payment Commencement Date, we will pay you the portion of your GFIB Payments that have been funded by either Automatic or Discretionary Income Benefit Purchases starting on the GFIB Payment Commencement Date. All amounts taken from the Investment Divisions for either Partial Withdrawals or purchases to fund your GFIB Payments will be processed on a pro-rata basis. If you cancel the GFIB, any income already purchased will be paid beginning on the GFIB Payment Commencement Date.

The GFIB has certain Investment Division restrictions. These restrictions limit the amount you can allocate to certain Investment Divisions. Once you have allocated your Premium Payment to your desired Investment Divisions in compliance with such restrictions or one of the available Model Portfolios, we will automatically rebalance the assets in the Investment Divisions to your specified Premium allocations or to the Model Portfolio you have selected. This automatic asset rebalancing will occur on a quarterly basis. Also note that the Investment Division restrictions may limit the growth of the Policy's Variable Accumulation Value. If the GFIB is cancelled, the Investment Division restrictions will be removed.

There is an annual charge of 1%, deducted quarterly, of the average Unfunded Income Benefit Base (as defined in the product prospectus) for the GFIB. The GFIB may be cancelled at any time. If you cancel the GFIB, the GFIB fee will terminate. In addition, a charge of 2% of the Unfunded Income Benefit Base will be applied if the GFIB is cancelled, after the free look period. The Funded Income Benefit is irrevocable, even upon termination of the Policy. It cannot be cancelled after the first income purchase has been made and can never be surrendered or exchanged because it has no cash value. If the GFIB is cancelled and there is a Funded Income Benefit, Income Benefit Payments will be provided in lieu of GFIB Payments.

Please refer to your product Prospectus for more information.

Section 11	SIGNATURES AND TAX CERTIFICATION – Read statement and Sign below.

By signing below, I/We acknowledge and agree to all of the statements and representations made in this application, which includes the New York Life Income Plus Variable Annuity II Premium Allocation Form, that: **(1) This Policy will not become effective unless it is issued to the Owner while the Owner(s) and Annuitant(s) are living.** (2) Unless otherwise indicated below, the Owner of this Policy is the Applicant. (3) Under penalties of perjury, the Social Security/Taxpayer Identification Numbers provided on this application are certified to be correct. (4) No Registered Representative is authorized to accept risks, make or change this application or change any Policy issued by the Company, or give up any of the Owner's rights or requirements. **Benefits Based on the Performance of the Separate Account are Variable and are not Guaranteed as to the Dollar Amount.**

The Owner's tax certification provided below does not apply if the Owner is not a U.S. Person (including a U.S. Resident Alien) and has otherwise completed and executed an applicable IRS Form W-8.

Owner Tax Certification:

Under penalties of perjury, I (as Owner named) certify that:

1. **My Social Security Number or Tax ID Number shown on this application is my correct taxpayer identification number,**
2. **I am not subject to backup withholding because: (a) I am exempt from backup withholding; or (b) I have not been notified by the IRS that I am subject to backup withholding as a result of a failure to report all interest or dividend income; or (c) the IRS has notified me that I am no longer subject to backup withholding,**
3. **I am a U.S. Person (including a U.S. resident alien), and**
4. **I am exempt from Foreign Account Tax Compliance Act (FATCA) reporting.**

☐ **NOTE: Check this box if the statements in item 2 above are not applicable to you and the IRS has notified you that you are subject to backup withholding.**

If I am not a U.S. citizen, U.S. resident alien or other U.S. person, I am submitting the applicable Form W-8 with this form to certify my foreign status and, if applicable, claim treaty benefits.

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

Signed at (City/State)		Dated On (mm/dd/yyyy)	

▲ Owner's Signature	▲ Joint Owner's Signature (if applicable)
▲ Annuitant's Signature (if other than Owner)	▲ Joint Annuitant's Signature (if applicable)
▲ Applicant's Signature (if other than Owner)	▲ Applicant's Printed Name
▲ Agent's/Registered Representative's Signature	▲ Agent's/Registered Representative's Printed Name

▲ Agent's/Registered Representative's Telephone Number	▲ Agent's/Registered Representative's Code Number	▲ State/License Number

▲ General Office Name/Number	▲ Lic. Resident Agent's/Registered Representative's Countersignature and Code

"Date Received" Stamp Here